Exhibit 10.1(d)

AMENDMENT NO. 6 TO THE AMENDED AND RESTATED

FUJITSU DISTRIBUTION AGREEMENT DATED DECEMBER 21, 2005

This AMENDMENT NO. 6 (this “Amendment No. 6” ) to the Amended and Restated Fujitsu Distribution Agreement dated December 21, 2005, as amended effective as of October 1, 2007, September 30, 2008, January 15, 2009, February 23, 2009, and April 23, 2009, originally entered into between Spansion Inc., a Delaware corporation (“Spansion”), and Fujitsu Limited, a Japanese corporation (“Fujitsu”), and succeeded to by Fujitsu Microelectronics Limited, a Japanese corporation (“FML”), effective as of March 21, 2008 (the “Agreement”), is entered into as of the dates set forth below and effective as of June 25, 2009.

Whereas, Spansion and FML wish to further extend the Agreement and modify the Agreement, it is agreed that the Agreement shall be amended as follows:

1.	The first sentence of Section 20.1 Term of the Agreement is amended to read in its entirety as follows:

This Agreement will be effective as of the Effective Date, and will continue in full force and effect until the effective date of a new, successor distribution agreement between Spansion or Spansion Japan Limited and Fujitsu Electronics Inc. (“New Agreement”), unless terminated as set forth in this Section 20 (“Term”).

2.	Section 20.2 Termination upon Mutual Agreement of the Agreement is hereby deleted in its entirety and replaced with the following:

20.2 Termination for Convenience

Either party may terminate this Agreement, either in whole or in part, for convenience with not less than sixty (60) days written notice to the other party. Upon written notice, the parties agree to meet at the earliest possible time to review the conversion requirements and may, upon mutual agreement, modify the termination time period.

All terms and conditions of the Agreement not specifically amended by this Amendment No. 6 shall remain unchanged and in full force and effect.

Spansion Inc.		Fujitsu Microelectronics Limited

/s/ A. Nawaz		/s/ Makoto Goto

Name:	A. Nawaz	Name:	Makoto Goto

Title:	EVP, WWSLS., MKTG & CORP DEV.	Title:	CVP, President, Management Promotion Unit, FML

Date:	August 13, 2009	Date:	June 25, 2009